Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                                                    Perini Corporation
10960 Wilshire Boulevard                                                                                                73 Mount Wayte Ave.
Suite 2050                                                                                                                           Framingham, MA 01701
Los Angeles, California 90024                                                                                        (508) 628-2295
(310) 231-8600 ext. 103                                                                                                       Michael E. Ciskey, Vice President &
Crocker Coulsen, President                                                                                                  Chief Financial Officer

FOR IMMEDIATE RELEASE

Perini Corporation Announces Q2 2005 Results

  Q2 net income of $6.5 million
  Year-to-date net income of $12.0 million
  Year-to-date diluted EPS of $0.44 per share
  Backlog of $1.82 billion, up 58% from year end

Framingham, MA – August 4, 2005 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the second quarter ended June 30, 2005.

Second Quarter Results
Net income was $6.5 million for the second quarter of 2005, as compared to second quarter net income of $12.2 million in 2004. Diluted earnings per common share were $0.24 for the second quarter of 2005, as compared to $0.48 for the second quarter of 2004. The second quarter of 2004 results reflect a lower than normal tax rate due to the realization of a portion of the federal tax benefit not recognized in prior years.

Assuming an effective income tax rate of 39%, pro forma net income for the second quarter of 2004 would have been $8.0 million. Similarly, pro forma diluted earnings per common share for the second quarter of 2004 would have been $0.31. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

Revenues from construction operations were $378.4 million for the second quarter of 2005, compared to revenues of $495.8 million reported for the second quarter of 2004.

The second quarter of 2005 operating results reflect a decrease in revenues, most notably in the building segment, due primarily to the slower than expected timing of new work awards in the hospitality and gaming markets, which was offset by higher gross margins experienced by the Company’s building and civil segments. Also, general and administrative expenses increased for the second quarter of 2005 from the comparable period in 2004 due to the inclusion of expenses of Cherry Hill Construction, Inc. acquired in January 2005 and an increase in compensation expense relating to the amortization of certain restricted stock awards granted in the second half of 2004.

Robert Band, President and Chief Operating Officer, stated that, “We are pleased to report a profitable performance for the second quarter of 2005. We have begun to convert the pending awards and new work opportunities to contracts in the second quarter of 2005, resulting in a 58% increase in backlog of work on hand compared to December 31, 2004. In addition, we are very enthusiastic about the pending new work prospects in our traditional core building markets – hospitality and gaming – which are extremely strong and are anticipated to generate from $5 billion to $6 billion of new contract awards moving into backlog in the second half of 2005 and early 2006. We are also very pleased with the acquisition of Cherry Hill Construction, Inc. and the positive impact it has had on our 2005 year to date operating results and on our backlog of uncompleted construction work.”

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August 4, 2005                                                                      Perini Q2 Results                                                                      Page 2

Six Month Results
For the first six months of 2005, net income was $12.0 million, as compared to $23.4 million for the first six months of 2004. Diluted earnings per common share were $0.44 for the first six months of 2005, as compared to $0.91 for the first six months of 2004. The results for the first six months of 2004 reflect a lower than normal tax rate due to the realization of a portion of the federal tax benefit not recognized in prior years.

Assuming an effective income tax rate of 39%, pro forma net income for the six months ended June 30, 2004 would have been $15.2 million. Similarly, pro forma diluted earnings per common share for the six months ended June 30, 2004 would have been $0.59. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

Revenues from construction operations totaled $749.9 million for the first six months of 2005, compared to revenues of $976.1 million reported for the first six months of 2004.

Backlog at $1.82 Billion
The backlog of uncompleted construction work at June 30, 2005 was $1.82 billion, a 58% increase compared to $1.15 billion at December 31, 2004. The June 30, 2005 backlog includes $170 million in backlog added as a result of the acquisition of Cherry Hill Construction, Inc. in January 2005. Other new contract awards and adjustments to contracts in process added to the backlog during the second quarter of 2005 totaled $386 million and include approximately $275 million of hotel and casino work in Las Vegas, California and the Washington, DC area and $85 million of school construction and renovation work in Florida. The previously announced award of Project CityCenter in Las Vegas, with an estimated value in excess of $3 billion, is not included in the Company’s backlog at June 30, 2005 pending finalization of contract scope, terms and conditions.

Financial Condition Remains Strong in 2005
While the Company’s financial condition remained strong at June 30, 2005, working capital decreased from $178.0 million at December 31, 2004 to $172.2 million at June 30, 2005, due primarily to the funding of the acquisition of Cherry Hill Construction, Inc.

Outlook
The amount of pending hospitality and gaming contract awards and new work opportunities is at a record level in our building segment. However, the conversion of these projects to contracts in backlog is slower than originally anticipated. Accordingly, we are narrowing our guidance for full year 2005 to revenues of $1.5 to 1.6 billion and diluted earnings per share of $0.95 to $1.10. The diluted earnings per share guidance does not include the expected favorable impact of our anticipated settlement of the lawsuit with certain holders of our $21.25 Preferred Stock.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

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August 4, 2005                                                                      Perini Q2 Results                                                                      Page 3

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings, including the possible settlement of the litigation with holders of the Company’s $21.25 Preferred Stock; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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August 4, 2005                                                                      Perini Q2 Results                                                                      Page 4

                                     Perini Corporation (NYSE)
                                  Summary of Consolidated Earnings
                                             (Unaudited)
                                      (In Thousands of Dollars)

                                                        For the Three Months     For the Six Months
                                                         Ended June 30,            Ended June 30,
                                                      ----------------------   -----------------------
                                                        2005        2004         2005         2004
                                                      ----------  ----------   ----------   ----------
Construction Revenues:
Building                                              $ 231,467   $ 370,072    $ 472,439    $ 661,510
Civil                                                    63,379      36,348      114,096       63,805
Management services                                      83,538      89,388      163,402      250,797
                                                      ----------  ----------   ----------   ----------
TOTAL CONSTRUCTION REVENUES                           $ 378,384   $ 495,808    $ 749,937    $ 976,112
                                                      ==========  ==========   ==========   ==========

Gross profit                                          $  24,609   $  23,731    $  47,339    $  47,259
General and administrative expenses                      12,939       9,065       26,272       18,808
                                                      ----------  ----------   ----------   ----------
Income from construction operations                      11,670      14,666       21,067       28,451
Other (income) expense, net                                 524       1,407          667        3,251
Interest expense                                            299         117          673          308
                                                      ----------  ----------   ----------   ----------
Income before income taxes                               10,847      13,142       19,727       24,892
Provision for income taxes (a)                            4,387         966        7,717        1,495
                                                      ----------  ----------   ----------   ----------
NET INCOME                                            $   6,460   $  12,176    $  12,010    $  23,397

Less:  Dividends accrued on Preferred Stock                (297)       (297)        (594)        (594)
                                                      ----------  ----------   ----------   ----------
Total available for common stockholders               $   6,163   $  11,879    $  11,416    $  22,803
                                                      ==========  ==========   ==========   ==========

BASIC EARNINGS PER COMMON SHARE                       $    0.24   $    0.51    $    0.45    $    0.99
                                                      ==========  ==========   ==========   ==========

DILUTED EARNINGS PER COMMON SHARE                     $    0.24   $    0.48    $    0.44    $    0.91
                                                      ==========   ==========   ==========  ==========

Weighted average common shares outstanding:
     Basic                                               25,345      23,202       25,316       23,108
     Effect of dilutive stock options, warrants and
         restricted stock units outstanding                 625       1,766          688        1,823
                                                      ----------  ----------   ----------   ----------
     Diluted                                             25,970      24,968       26,004       24,931
                                                      ----------  ----------   ----------   ----------

(a) The lower-than-normal tax rate reflected in the provision for income taxes for the second quarter of 2004 and for the six months ended June 30, 2004 is due to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations.

                                         Selected Balance Sheet Data
                                                 (Unaudited)
                                          (In Thousands of Dollars)

                                                            June 30,        December 31,
                                                              2005              2004
                                                          --------------   ---------------
          Total assets                                       $ 619,426         $ 654,265
          Working capital                                    $ 172,227         $ 178,029
          Long-term debt, less current maturities            $  18,497         $   8,608
          Stockholders' equity                               $ 188,765         $ 174,034

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August 4, 2005                                                                      Perini Q2 Results                                                                      Page 5

                               Perini Corporation (NYSE)
                                        Table 1
                        Reconciliation of Reported Net Income to
                                Pro Forma Net Income (A)
                                      (Unaudited)
                               (In Thousands of Dollars)

                                                                         Three Months          Six Months
                                                                             Ended                Ended
                                                                         June 30, 2004        June 30, 2004
                                                                       ------------------   ------------------
Reported net income                                                         $ 12,176             $ 23,397
Plus:  Provision for income taxes                                                966                1,495
                                                                       ------------------   ------------------
Income before income taxes                                                    13,142               24,892
Provision for income taxes assuming a 39% effective rate                       5,125                9,708
                                                                       ------------------   ------------------
Pro forma net income                                                        $  8,017             $ 15,184

Less: Dividends accrued on Preferred Stock                                      (297)                (594)
                                                                       ------------------   ------------------
Pro forma total available for common stockholders                           $  7,720             $ 14,590
                                                                       ==================   ==================

Pro forma basic earnings per common share                                   $   0.33             $   0.63
                                                                       ==================   ==================

Pro forma diluted earnings per common share                                 $   0.31             $   0.59
                                                                       ==================   ==================

Weighted average common shares outstanding:
   Basic                                                                      23,202               23,108
   Effect of dilutive stock options, warrants and
      restricted stock units outstanding                                       1,766                1,823
                                                                       ------------------   ------------------
   Diluted                                                                    24,968               24,931
                                                                       ------------------   ------------------

(A) The calculation of pro forma net income and pro forma earnings per common share assumes an effective tax rate of 39% which more closely approximates the Company's effective tax rate on a prospective basis.

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